CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated November 21, 2002 (except Note E, as to which the date is December 26, 2002) in Pre-effective Amendment Number 1 to the Registration Statement (Form N-2 No. 333-102218) of Neuberger Berman Real Estate Income Fund Inc.



                                                              ERNST & YOUNG LLP

Boston, Massachusetts
January 28, 2003